UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2015

Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-36250	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTION

On August 3, 2015, Ciena Corporation, a Delaware corporation (the “Company”), Neptune Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Cyan, Inc., a Delaware corporation (“Cyan”) completed the transactions contemplated by the Agreement and Plan of Merger, dated as of May 3, 2015, among the Company, Merger Sub and Cyan, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 2, 2015 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Cyan (the “Merger”), with Cyan surviving the Merger as a wholly owned subsidiary of the Company. Immediately following the consummation of the Merger, Cyan, as the surviving corporation of the Merger, merged with and into the Company (the “Second Step Merger”), with the Company surviving the Second Step Merger and Cyan ceasing to exist as an independent entity.

At the effective time of the Merger, each share of Cyan common stock, par value $0.0001 per share, issued and outstanding immediately prior to the effective time of the Merger (other than Cyan treasury stock, shares owned directly by the Company or any wholly owned subsidiary of Cyan or the Company and shares owned by Cyan stockholders who exercised their appraisal rights under Delaware law) was converted into the right to receive merger consideration having a value at closing of 0.224 shares of Company common stock, par value $0.01 per share (“Company Common Stock”), determined as follows: (i) 0.19936 shares of validly issued, fully paid and nonassessable shares of Company Common Stock; (ii) $0.63 in cash, which is 0.02464 (11% of the aggregate exchange ratio) multiplied by the volume weighted average price per share of Company Common Stock on the New York Stock Exchange on July 31, 2015, which was the last trading day prior to closing; and (iii) any cash paid in lieu of fractional shares of Company Common Stock.

Upon the closing of and in connection with the Merger, the Company paid approximately $33.6 million in cash and issued approximately 10.6 million shares of Company Common Stock. The source of funds for the cash payment was cash on hand. No consideration was issued in connection with the Second Step Merger.

The Company also assumed all then-outstanding Cyan restricted stock unit and stock option awards and substituted for them approximately 1.0 million Company restricted stock unit awards and stock options exercisable for 2.4 million shares of Company Common Stock, respectively. In addition, as more fully described below in Item 1.01 of this Form 8-K, the Company assumed $50.0 million in outstanding aggregate principal amount of Cyan’s 8.0% convertible senior secured notes due 2019. As more fully described below, the Merger will result in certain conversion and purchase rights of the holders of such Notes.

Upon the closing of the Merger, the shares of Cyan common stock that previously traded under the ticker symbol “CYNI”, ceased trading on, and are being delisted from, the New York Stock Exchange.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2015, as amended by Amendment No. 1 to the Merger Agreement, which was filed as Annex A to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 4, 2015, each of which is incorporated herein by reference.

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Assumption of Cyan Notes and Supplemental Indentures. At the time of the closing of the Merger, Cyan had $50.0 million in outstanding aggregate principal amount of 8.0% convertible senior secured notes due 2019 (the “Notes”). The Notes were issued pursuant to and are governed by an indenture, dated as of December 12, 2014, among Cyan, the subsidiary guarantors and U.S. Bank National Association, as trustee (“Trustee”) (as supplemented by a First Supplemental Indenture dated as of April 27, 2015, the “Indenture”).

On August 3, 2015, upon the consummation of the Merger, Cyan (as the surviving corporation of the Merger and a wholly owned subsidiary of the Company), the Company and the Trustee entered into a Second Supplemental Indenture for the purpose of, among other things, providing for the conversion of the Notes into the merger consideration payable in the Merger and providing for the guarantee by the Company of all of Cyan’s obligations under the Notes and the Indenture, respectively. Upon the consummation of the Second Step Merger, Cyan, the Company and the Trustee entered into a Third Supplemental Indenture providing for the Company to become the primary obligor under the Notes as the successor to Cyan.

Description of the Notes. The following description of the Notes and the Indenture is based on the Indenture, as amended by the Second Supplemental Indenture and the Third Supplemental Indenture.

The Notes bear interest at a rate of 8.00% per year, payable semi-annually in arrears on June 15 and December 15 of each year. The Notes will mature on December 15, 2019, unless earlier converted, redeemed or purchased by the Company.

The initial conversion rate of the Notes is 409.3998 “Ciena Consideration Units” per $1,000 principal amount of Notes. Each Ciena Consideration Unit, as defined in the Second Supplemental Indenture and subject to adjustment under the Indenture, is initially equal to 0.19936 shares of Company Common Stock plus $0.63 (the “Cash Component”), with each $1,000 principal amount of Notes therefore initially convertible into approximately 81.6 shares of Company Common Stock and $257.92 in cash. The conversion rate is subject to adjustment upon the occurrence of certain specified events. In addition, upon the occurrence of a Make-Whole Fundamental Change (as defined in the Indenture) or redemption by the Company, the Company will, in certain circumstances, temporarily increase the conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change or redemption, as applicable.

Except as described in “Effect of the Merger upon Notes” below, prior to January 15, 2016, the Notes will be convertible only as a result of specified corporate events. Upon conversion, the Notes will be settled in cash, Ciena Consideration Units or any combination thereof at the Company’s option. On and after January 15, 2016 and prior to the close of business on the business day immediately preceding June 15, 2019, the Notes will be convertible only under the following circumstances: (1) if, for at least 20 out of 30 consecutive trading days ending within five trading days prior to a conversion date, the last reported sale price of 0.19936 shares of Company Common Stock plus the Cash Component exceeds the applicable conversion price on each such trading day; (2) if, for at least five consecutive trading days prior to the five business days on which a conversion notice is given the trading price of any $1,000 principal amount of Notes is less than 98% of the product of the last reported sale price of 0.19936 shares of Company Common Stock plus the Cash Component and the conversion rate for the Notes; (3) upon the occurrence of specified corporate events; or (4) if the Company calls the Notes for redemption. On or after June 15, 2019 until the close of the business day immediately preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances.

On or after December 20, 2017, under certain circumstances, the Company may redeem for cash all, but not less than all, of the Notes, at its option, plus accrued and unpaid interest to, but excluding, the redemption date. Such redemption option may only be exercised if the last reported sale price of 0.19936 shares of Company Common Stock plus the Cash Component for at least 20 trading out of any 30 consecutive trading day period ending within three trading days prior to the date the Company delivers written notice of the redemption is greater than or equal to 140% of the conversion price on each applicable trading day. No sinking fund is provided for the Notes. Upon the occurrence of a “Fundamental Change” (as defined in the Indenture), holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the “Fundamental Change Purchase Date” (as defined in the Indenture and described below).

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if such an event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Effect of the Merger upon Notes. The Merger constitutes a “Make-Whole Fundamental Change” under the Indenture and the “Make-Whole Fundamental Change Effective Date” is August 3, 2015. As a result, the Notes are eligible for conversion at an increased conversion rate from August 3, 2015 to, and including, the business day immediately prior to a date to be specified by the Company for the repurchase of Notes at each holder’s election (the “Fundamental Change Purchase Date”).

The initial conversion rate of the Notes immediately prior to the Merger was 409.3998 shares of Cyan common stock per $1,000 principal amount of Notes. Because the Merger constitutes a Make-Whole Fundamental Change under the Indenture, all Notes surrendered for conversion at any time up to, and including, the business day immediately prior to the Fundamental Change Purchase Date shall receive “Additional Shares” in the form of additional Ciena Consideration Units as determined by the Company by reference to the make-whole table in Section 14.04(d) of the Indenture. Each Ciena Consideration Unit consists of 0.19936 shares of Company Common Stock plus a cash portion equal to $0.63, without interest. The Company has determined that the “Additional Shares” per $1,000 principal amount of Notes converted during this “Make-Whole Fundamental Change Period” is equal to 51.0383 Ciena Consideration Units and the relevant Conversion Rate shall be increased during this “Make Whole Fundamental Change Period to 460.4381 Ciena Consideration Units. As a result, a converting holder will receive approximately 91.79 shares of Company Common Stock and $290.08 in cash for each $1,000 principal amount of Notes surrendered for conversion during this period.

In addition, because the Merger constitutes a Fundamental Change under the Indenture, holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date. The Company intends to provide holders of the Notes with the required notice (the “Fundamental Change Company Notice”) of this purchase right no later than August 24, 2015 and, in accordance with Section 15 of the Indenture, will establish a Fundamental Change Purchase Date that is not less than 20 calendar days nor more than 35 calendar days after the date of such Fundamental Change Company Notice. The Company currently expects the Fundamental Change Purchase Date to be September 17, 2015. However, the Fundamental Change Purchase Date is subject to change. In the event that holders do not elect to require the Company to purchase their Notes, or, alternatively, do not elect to convert their Notes based upon the make-whole conversion rate, such Notes will remain outstanding pursuant to their terms.

Because the Merger constitutes a Make-Whole Fundamental Change and a Fundamental Change under the Indenture, certain covenants in the original Indenture shall cease to apply, and all collateral (other than the Pledged Collateral (as defined in the original Indenture), which is comprised of cash held in escrow covering the remaining interest payments through December 2017), is automatically released from the liens securing the obligations of the Company and the Subsidiary Guarantors under the Indenture, the Notes and Related Security Documents (as defined in the Indenture) and the Note guarantee of each Subsidiary Guarantor shall be automatically and unconditionally released and discharged pursuant to Section 18.06 of the original Indenture.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, which are attached or incorporated by reference as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto, respectively, and are incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

ITEM 8.01 – OTHER EVENTS.

On August 3, 2015, the Company issued a press release announcing the closing of the Merger. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

The information required by sections (a) and (b) of this Item 9.01 is omitted because it was previously reported by the Company in its Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 26, 2014.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of May 3, 2015, among Ciena Corporation, Neptune Acquisition Subsidiary, Inc. and Cyan, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 4, 2015 and incorporated herein by reference)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 2, 2015, among Ciena Corporation, Neptune Acquisition Subsidiary, Inc. and Cyan, Inc. (filed as Annex A to the Company’s Registration Statement on Form S-4 filed June 4, 2015 and incorporated herein by reference)

4.1	Indenture, dated as of December 12, 2014, among Cyan, Inc. and U.S. Bank National Association (filed as Exhibit 4.1 to Cyan, Inc.’s Current Report on Form 8-K filed December 17, 2014 and incorporated herein by reference)

4.2	First Supplemental Indenture, dated as of April 27, 2015, among Cyan, Inc. and U.S. Bank National Association (filed as Exhibit 4.2 to Cyan Inc.’s Quarterly Report on Form 10-Q filed May 13, 2015 and incorporated herein by reference)

4.3	Second Supplemental Indenture, dated as of August 3, 2015, among the Company, Cyan, Inc. and U.S. Bank National Association

4.4	Third Supplemental Indenture, dated as of August 3, 2015, among the Company, Cyan, Inc. and U.S. Bank National Association

99.1	Press Release of Ciena Corporation, dated August 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciena Corporation

Date: August 3, 2015	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 3, 2015, among Ciena Corporation, Neptune Acquisition Subsidiary, Inc. and Cyan, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 4, 2015 and incorporated herein by reference)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 2, 2015, among Ciena Corporation, Neptune Acquisition Subsidiary, Inc. and Cyan, Inc. (filed as Annex A to the Company’s Registration Statement on Form S-4 filed June 4, 2015 and incorporated herein by reference)

4.1	Indenture, dated as of December 12, 2014, among Cyan, Inc. and U.S. Bank National Association (filed as Exhibit 4.1 to Cyan, Inc.’s Current Report on Form 8-K filed December 17, 2014 and incorporated herein by reference)

4.2	First Supplemental Indenture, dated as of April 27, 2015, among Cyan, Inc. and U.S. Bank National Association (filed as Exhibit 4.2 to Cyan Inc.’s Quarterly Report on Form 10-Q filed May 13, 2015 and incorporated herein by reference)

4.3	Second Supplemental Indenture, dated as of August 3, 2015, among the Company, Cyan, Inc. and U.S. Bank National Association

4.4	Third Supplemental Indenture, dated as of August 3, 2015, among the Company, Cyan, Inc. and U.S. Bank National Association

99.1	Press Release of Ciena Corporation, dated August 3, 2015